EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 171 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated August 20, 2014, which was filed as Exhibit (i) to Post-Effective Amendment No. 168.

/s/ Katy D. Burke
Katy D. Burke, Esq.

November 24, 2014

Boston, Massachusetts